UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2005

General Electric Capital Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-14804	06-1109503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Long Ridge Road, Stamford Connecticut		06927-1600
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 357-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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        Item 7.01 Regulation FD Disclosure

On June 23, 2005, the General Electric Company (the “Company”) issued a press release setting forth the reorganization of its 11 businesses into six industry-focused businesses, effective July 5, 2005, and the appointment of three new Vice Chairmen of the Company. A copy of the Company’s press release is attached hereto as Exhibit 99 and hereby incorporated by reference.

Item 8.01 Other Events

Effective July 5, 2005, the Company will reorganize its 11 businesses into six industry-focused businesses: GE Infrastructure; GE Industrial; GE Commercial Financial Services; NBC Universal; GE Healthcare; and GE Consumer Finance. New Vice Chairmen will lead three of the businesses: David L. Calhoun, 48, GE Infrastructure; Michael A. Neal, 52, GE Commercial Financial Services; and John G. Rice, 48, GE Industrial. As Vice Chairmen of the Company, they will act as advisors to the GE Board of Directors.

GE Infrastructure, led by Mr. Calhoun, will include Aircraft Engines, Rail, Energy, Oil & Gas, Water, and Energy Financial Services and GECAS, two financial verticals associated with certain of these industries.

GE Commercial Financial Services, led by Mr. Neal, will include Commercial Finance and Insurance.

GE Industrial, led by Mr. Rice, will include Plastics, Silicones/Quartz, Consumer & Industrial, Security & Sensors, Automation, and Equipment Services.

In GE Healthcare, Joseph M. Hogan has been named President and CEO. He will succeed Sir William M. Castell when Castell retires from GE Healthcare in 2006.

The operating structures of NBC Universal, led by GE Vice Chairman Robert C. Wright, and GE Consumer Finance, led by David R. Nissen, are unchanged.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99 Press Release, dated: June 23, 2005, issued by General Electric Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Capital Services, Inc.
(Registrant)

Date: June 23, 2005	/s/ Philip D. Ameen
Philip D. Ameen
Senior Vice President and Controller
Duly Authorized Officer and Principal Accounting Officer

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